UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 9, 2009
Date of report (Date of earliest event reported)
PepsiAmericas, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-15019	13-6167838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4000 Dain Rauscher Plaza
60 South Sixth Street
Minneapolis, Minnesota 55402
(Address of principal executive offices, including zip code)
(612) 661-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
EX-1.1
EX-4.1

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Underwriting Agreement
     On February 9, 2009, we entered into an underwriting agreement with Banc of America Securities LLC and J.P. Morgan Securities Inc., as representatives of the several underwriters, pursuant to which we agreed to sell, and the underwriters agreed to buy, $350,000,000 principal amount of 4.375% Notes due 2014. The transaction is scheduled to close on February 12, 2009. We estimate that the net proceeds to our company, after deducting the underwriting discount and estimated offering expenses, will be approximately $345,391,500. We expect to use the net proceeds to repay commercial paper issued by us with a weighted average maturity of less than 30 days and an average interest rate of 0.3% per year, and for other general corporate purposes.
     The underwriting agreement contains terms and conditions that are customary for transactions of this nature. The underwriting agreement, which appears as Exhibit 1.1 to this report, is incorporated by reference in response to this Item 1.01. The form of 4.375% Note due 2014 to be issued in connection with the above-described underwriting, which appears as Exhibit 4.1 to this report, is incorporated by reference in response to this Item 1.01.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d)	See “Exhibit Index.”

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PepsiAmericas, Inc.
Date: February 10, 2009	By:	/s/ Alexander H. Ware
Alexander H. Ware
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit
Number	Description

1.1	Underwriting Agreement by and among PepsiAmericas, Inc., Banc of America Securities LLC and J.P. Morgan Securities Inc., as representatives of the several underwriters, dated February 9, 2009.

4.1	Form of 4.375% Note due 2014.

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